Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS FIRST-QUARTER 2006 RESULTS

            PHOENIX, Arizona - April 19, 2006 - Aztar Corporation (NYSE: AZR) today reported financial results for its 2006 first quarter, which included consolidated revenues of $228.6 million, compared with $223.3 million in the year-earlier period. Property EBITDA was $62.6 million in the 2006 first quarter, compared with $53.6 million a year earlier. Reported diluted earnings per share were eight cents in the 2006 first quarter compared with 27 cents in the 2005 first quarter. Adjusted diluted earnings per share were 37 cents in the 2006 first quarter, which is after stock option compensation expense equivalent to two cents per share, compared with 29 cents in the 2005 first quarter.
            Robert M. Haddock, Aztar Chairman of the Board, President and Chief  Executive Officer, said: "Our properties delivered strong results in the quarter, with a significant rise in Property EBITDA after adjustments for insurance costs and recoveries. Moreover, the favorable comparison of Property EBITDA in 2006 versus 2005 is understated since the fiscal first quarter of 2005 included 91 days and a New Year's Eve from calendar 2004, which we estimated contributed Property EBITDA of approximately $2.6 million to fiscal 2005.
            "Our performance in the 2006 first quarter was driven in large part by the strong performance of Tropicana Atlantic City, which posted an EBITDA increase of 32%, net of insurance costs and recoveries, in the first quarter-over-quarter comparison since the opening of the expansion in late 2004.
            "Results at Tropicana Las Vegas were hampered by a variety of operating issues, including customer concern and reaction to the potential closing of the property in anticipation of redevelopment. Now that redevelopment has been deferred, we anticipate that Tropicana Las Vegas will be able to resume its normal operating pattern."

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 2

Write-off of Tropicana Las Vegas Development Costs
            Since we concluded that it was not probable that we would implement our plans for redevelopment of Tropicana Las Vegas, we wrote off our capitalized development costs.
Construction Accident Related Items
            Property EBITDA in the 2006 first quarter includes construction accident related expenses of $1.6 million and insurance recoveries of $4.8 million. Other income of $2.6 million consists of insurance recoveries for the rebuilding of the damaged portion of the Tropicana Atlantic City expansion after the construction accident that occurred on October 30, 2003, net of direct costs to obtain the recoveries, compared to $1.6 million in 2005.
Income Taxes
            Our results for the first quarter of 2006 include non-recurring income tax benefits of $3.4 million associated with a development credit in New Jersey and with a settlement with the IRS for our last remaining issue for examinations for the years 1994 to 2003.
Capital Expenditures
            In the first quarter of 2006, purchases of property and equipment totaled $14 million. Approximately $11 million of the total was spent on routine capital expenditures, and $3 million went for development.
Fiscal Calendar Change
            The company changed its fiscal year to the calendar year, effective December 31, 2005. The company previously used a 52/53 week fiscal year ending on the Thursday nearest December 31. The information in this release for the 2006 first quarter reflects the Company's results of operations for a 90-day period beginning January 1, 2006 and ending March 31, 2006. The 2005 first quarter contained 91 days, beginning on December 31, 2004 and ending on March 31, 2005.

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 3

Conference Call
            Our first-quarter 2006 earnings conference call is scheduled to be broadcast live on the Internet beginning at 4:30 p.m. Eastern Time on Wednesday, April 19, 2006. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website following the call.
Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	First Quarter
	2006	2005
	(unaudited)

Tropicana Atlantic City
Revenue	$116.7	$111.7
EBITDA	$31.2	$21.0
Depreciation and amortization	$13.1	$10.6
Operating income	$18.1	$10.4

EBITDA margin	26.7%	18.8%
Operating income margin	15.5%	9.3%

Occupancy	88.2%	81.1%
ADR	$97.26	$84.22

Tropicana Las Vegas
Revenue	$40.9	$42.2
EBITDA	$9.6	$11.0
Depreciation and amortization	$1.4	$1.5
Operating income	$8.2	$9.5

EBITDA margin	23.5%	26.1%
Operating income margin	20.0%	22.5%

Occupancy	95.6%	97.5%
ADR	$92.46	$99.46

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 4

Ramada Express Laughlin
Revenue	$27.4	$26.5
EBITDA	$8.7	$8.7
Depreciation and amortization	$1.9	$1.6
Operating income	$6.8	$7.1

EBITDA margin	31.8%	32.8%
Operating income margin	24.8%	26.8%

Occupancy	82.4%	81.1%
ADR	$32.90	$30.78

Casino Aztar Evansville
Revenue	$36.2	$35.5
EBITDA	$11.1	$11.0
Depreciation and amortization	$1.8	$1.8
Operating income	$9.3	$9.2

EBITDA margin	30.7%	31.0%
Operating income margin	25.7%	25.9%

Occupancy	88.6%	84.6%
ADR	$61.70	$63.73

Casino Aztar Caruthersville
Revenue	$7.4	$7.4
EBITDA	$2.0	$1.9
Depreciation and amortization	$0.8	$0.8
Operating income	$1.2	$1.1

EBITDA margin	27.0%	25.7%
Operating income margin	16.2%	14.9%

Property
Revenue	$228.6	$223.3
EBITDA	$62.6	$53.6
Depreciation and amortization	$19.0	$16.3
Operating income	$43.6	$37.3

EBITDA margin	27.4%	24.0%
Operating income margin	19.1%	16.7%

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 5
Corporate
EBITDA	$	(6.4)	$	(7.9)
Depreciation and amortization		$0.0		$0.0
Tropicana Las Vegas capitalized development costs write-off		$26.0		$0.0
Operating income	$	(32.4)	$	(7.9)

Consolidated
Revenue		$228.6		$223.3
EBITDA		$56.2		$45.7
Depreciation and amortization		$19.0		$16.3
Tropicana Las Vegas capitalized development costs write-off		$26.0		$0.0
Operating income		$11.2		$29.4
Net income		$3.2		$9.9

EBITDA margin		24.6%		20.5%
Operating income margin		4.9%		13.2%
Net income margin		1.4%		4.4%

Margins
Margins are calculated as a percentage of revenue.

EBITDA Explanation and Reconciliation
EBITDA is net income before income taxes, interest expense, interest income, other income, Tropicana Las Vegas capitalized development costs write-off and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 6

commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Tropicana Las Vegas capitalized development costs write-off, other income, interest expense, net of interest income, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	First Quarter
	2006	2005
	(unaudited)
EBITDA
Tropicana Atlantic City	$31.2	$21.0
Tropicana Las Vegas	9.6	11.0
Ramada Express Laughlin	8.7	8.7
Casino Aztar Evansville	11.1	11.0
Casino Aztar Caruthersville	2.0	1.9
Property EBITDA	62.6	53.6
Corporate	(32.4)	(7.9)
Depreciation and amortization	(19.0)	(16.3)
Operating income	11.2	29.4
Other income	2.6	1.6
Interest income	0.4	0.2
Interest expense	(14.1)	(13.8)
Income taxes	3.1	(7.5)
Net income	$3.2	$9.9

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 7

Adjusted Diluted Earnings Per Share
	First Quarter
	2006	2005
	(unaudited)
Net income per common share assuming dilution:
As reported	$.08	$.27
Adjustments:
Construction accident related expenses	..03	--
Construction accident insurance recoveries	( .08)	--
Other income	( .04)	( .03)
Defined benefit plan settlement loss	--	..05
Merger related expenses	.02	--
Tropicana Las Vegas capitalized development costs write-off	..45	--
Nonrecurring income tax benefits	( .09)	--
As adjusted	$.37	$.29

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

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Forward-Looking Information
The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of prospective new competition in Pennsylvania, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our

Aztar First-Quarter 2006 Earnings Release
April 19, 2006       Page 8

various losses suffered in connection with the accident on October 30, 2003, the extent to which we realize revenue and EBITDA increases as a result of the Tropicana Atlantic City expansion, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, labor negotiations, legislative matters and referenda including the potential legalization of gaming in Maryland and New York and VLTs at the Meadowlands in New Jersey, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for December 31, 2005 and certain registration statements of the company.

Contact: Joe Cole, Aztar Corporation, 602-381-4111

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended March 31, 2006 and March 31, 2005
(in thousands, except per share data)
	First Quarter
	2006	2005
Revenues
Casino	$176,557	$171,822
Rooms	25,347	25,128
Food and beverage	15,050	14,981
Other	11,681	11,391
	228,635	223,322
Costs and expenses
Casino	70,300	69,105
Rooms	11,619	10,998
Food and beverage	14,610	14,125
Other	7,798	7,925
Marketing	20,736	25,034
General and administrative	24,607	26,340
Utilities	6,304	6,368
Repairs and maintenance	7,007	6,620
Provision for doubtful accounts	493	378
Property taxes and insurance	8,819	8,520
Rent	2,330	1,938
Construction accident related	1,644	409
Construction accident insurance recoveries	(4,789)	(225)
Merger related	884	--
Depreciation and amortization	19,017	16,346
Tropicana Las Vegas capitalized development costs write-off	26,021	--
	217,400	193,881

Operating income	11,235	29,441

Other income	2,640	1,573
Interest income	394	242
Interest expense	(14,136)	(13,862)

Income before income taxes	133	17,394

Income taxes	3,081	(7,483)

Net income	$3,214	$9,911
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Net income per common share	$.08	$.28
Net income per common share assuming dilution	$.08	$.27

Weighted-average common shares applicable to:
Net income per common share	35,876	34,788
Net income per common share assuming dilution	36,963	36,886

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	March 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$70,138	$88,199
Other current assets	60,114	62,678
Total current assets	130,252	150,877
Investments	25,931	25,215
Property and equipment	1,238,217	1,243,010
Intangible assets	33,591	33,722
Other assets	86,176	102,510
	$1,514,167	$1,555,334
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$1,288	$1,293
Other current liabilities	129,118	128,790
Total current liabilities	130,406	130,083
Long-term debt	675,457	721,676
Other long-term liabilities	61,174	62,425
Series B convertible preferred stock	4,474	4,620
Shareholders' equity	642,656	636,530
	$1,514,167	$1,555,334
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